  EXHIBIT 1.1

INTELLIPHARMACEUTICS INTERNATIONAL INC.

UNDERWRITING AGREEMENT

New York, New York
October ●, 2018

H.C. Wainwright & Co., LLC
430 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

The undersigned, Intellipharmaceutics International Inc., a corporation formed under the laws of Canada (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of Intellipharmaceutics International Inc. (the “Company”)), hereby confirms its agreement (this “Agreement”) with H.C. Wainwright & Co., LLC (hereinafter referred to as “you” (including its correlatives) or the “Underwriter”) as follows:

1.	Purchase and Sale of Securities.

1.1 Firm Securities.

1.1.1 Nature and Purchase of Firm Securities.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, an aggregate of [ ] shares (“Firm Shares”) of the Company’s common shares, no par value (the “Common Shares”), and an aggregate of [ ] pre-funded warrants (the “Pre-Funded Warrants”) in the form filed as an exhibit to the Registration Statement (as hereinafter defined) (the “Pre-Funded Warrant Agreement”) exercisable into an aggregate of [ ] shares of Common Shares (the “Warrant Shares”), together with Common Share purchase warrants to purchase up to an aggregate of [ ] shares of Common Shares (the “Firm Warrants”) which shall have an exercise price of $[ ], subject to adjustment as provided in the warrant agreement in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”). The Firm Shares, the Firm Warrants and the Pre-Funded Warrants are referred to herein as the “Firm Securities.”

(ii) The Underwriter agrees to purchase from the Company the Firm Securities at a purchase price of $[ ] per share of Common Share ([ ]% of the per Firm Share offering price), $[ ] per Pre-Funded Warrant ([ ]% of the per Pre-Funded Warrant offering price) and $[ ] per Firm Warrant. The Firm Securities are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2 Securities Payment and Delivery.

(i) Delivery and payment for the Firm Securities shall be made at 10:00 a.m., Eastern time, on the second (2nd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) under the Securities Act of 1933, as amended (the “Securities Act”) (or the third (3rd) Business Day following the Effective Date if the pricing for the Offering (as defined in Section 2.1.1 below) occurs after 4:01 p.m., Eastern time on the Effective Date) or at such earlier time as shall be agreed upon by the Underwriter and the Company, at the offices of Sheppard Mullin Richter & Hampton LLP, 30 Rockefeller Plaza, 39th Floor, New York, New York 10112 (“Underwriter Counsel”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for the Firm Securities is called the “Closing Date.”

(ii) Payment for the Firm Securities shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the Firm Securities, of which the Firm Shares shall be delivered via the Depository Trust Company (“DTC”) and the Firm Warrants and the Pre-Funded Warrants shall be delivered in certificated form, for the account of the Underwriter. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Underwriter for all of the Firm Securities. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

1.2 Over-allotment Option.

1.2.1 Option Securities. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Securities, the Company hereby grants to the Underwriter an option (the “Over-allotment Option”) to purchase up to (a) [ ] additional Common Shares, representing fifteen percent ([ ]%) of the Firm Shares sold in the offering, from the Company (the “Option Shares”), and/or (b) warrants to purchase up to [ ] Common Shares, representing fifteen percent ([ ]%) of the Firm Warrants sold in the offering (the “Option Warrants” and, collectively with the Option Shares, the “Option Securities”). The purchase price to be paid per Option Security shall be equal to the price per Firm Share or Firm Warrant, as applicable, which are set forth in Section 1.1.1 hereof. The Common Shares underlying the Firm Warrants and the Option Warrants are hereinafter referred to as the “Registered Warrant Shares”. The Firm Securities, the Warrant Shares, the Registered Warrant Shares and the Option Securities are hereinafter referred to together as the “Public Securities.” The offering and sale of the Public Securities is hereinafter referred to as the “Offering.”

1.2.2 Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Underwriter as to all (at any time) or any part (from time to time) of the Option Securities within thirty (30) days after the Effective Date. The Underwriter shall not be under any obligation to purchase any Option Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Underwriter, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Securities to be purchased and the date and time for delivery of and payment for the Option Securities (the “Option Closing Date”), which shall not be earlier than two (2) Business Days nor later than three (3) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriter, at the offices of Underwriter’s Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriter. If such delivery and payment for the Option Securities does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Securities, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriter the number of Option Securities specified in such notice and (ii) the Underwriter shall purchase the total number of Option Securities specified in such notice.

1.2.3 Payment and Delivery. Payment for the Option Securities shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriter) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriter. The Option Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Underwriter for applicable Option Securities.

1.3 Underwriter’s Warrants.

1.3.1 Purchase Warrants. The Company hereby agrees to issue and sell to the Underwriter (and/or its designees) on the Closing Date a warrant (“Underwriter’s Warrant” and collectively with the Pre-Funded Warrants and Firm Warrants, the “Warrants”) for the purchase of an aggregate of [ ] Common Shares, representing 6.0% of the Firm Shares and Common Share equivalents (including the Option Shares if they are purchased). The Underwriter’s Warrant agreement, in the form filed as an exhibit to the Registration Statement (the “Underwriter’s Warrant Agreement”), shall be exercisable, in whole or in part, commencing on a date which is [ ( )] months after the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price of $[ ] per Common Share, which is equal to 125% of the initial public offering price of the Firm Shares. The Underwriter’s Warrant Agreement and the Common Shares issuable upon exercise thereof are hereinafter referred to together as the “Underwriter’s Securities.” The Underwriter understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter’s Warrant Agreement and the underlying Common Shares during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriter’s Warrant Agreement, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Underwriter or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

1.3.2 Delivery. Delivery of the Underwriter’s Warrant Agreement shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Underwriter may request.

2.
Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1 Filing of Registration Statement.

2.1.1 Pursuant to the Securities Act. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form F-1 (File No. 333-227448), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act, which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated October ●, 2018, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriter for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

All references in this agreement (this “Agreement”) to the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

“Applicable Time” means [ p.m.], Eastern time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433(the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule 1-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 1-A hereto, all considered together.

2.1.2 Pursuant to the Exchange Act. The Common Shares are deemed registered pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.2 Stock Exchange Listing. The Common Shares are listed on The Nasdaq Capital Market and the Toronto Stock Exchange (collectively, the “Exchange”), and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Shares from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus. The Company has (a) submitted the Listing of Additional Shares Notification Form with The Nasdaq Capital Market and (b) made a listing application to the Toronto Stock Exchange; in each case, with respect with respect to the Offering of the Public Securities (including the Warrant Shares and the Registered Warrant Shares).

2.3 No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.4 Disclosures in Registration Statement.

2.4.1 Compliance with Securities Act and 10b-5 Representation.

(i) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriter for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information (as such term is defined in Section 2.4.1(iii) below).

(iii)   The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus hereto does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter expressly for use in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: (i) the third paragraph under the heading “Underwriting”; (ii) the information under the heading “Underwriting Discounts, Commissions and Expenses,” and (iii) the first three paragraphs under the heading “Stabilization, Short Positions and Penalty Bids” (the “Underwriter’s Information”); and

(iv) Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter’s Information.

(v)   The documents incorporated by reference in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.4.2 Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained or incorporated by reference therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement or to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, that have not been so described or filed or incorporated by reference. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except for a default or event which would not reasonably be expected to result in a Material Adverse Change (as such term is defined in Section 2.5.1 below). To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations, except for any such violation that would not have or reasonably be expected to result in a Material Adverse Change.

 2.4.3 Prior Securities Transactions. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.4.4 Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

2.4.5 No Other Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 3.2 below.

2.5 Changes After Dates in Registration Statement.

2.5.1 No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein and except in accordance with its ordinary operations: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would reasonably be expected to involve a material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.5.2 Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities, other than (i) grants under any stock compensation plan and (ii) Common Shares issued upon the exercise or conversion of then outstanding options, warrants and/or convertible securities, or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.6 Disclosures in Commission Filings. Since November 30, 2015, (i) none of the Company’s filings with the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) the Company has made all filings with the Commission required under the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”).

2.7 Independent Accountants. To the knowledge of the Company, each of MNP LLP and Deloitte LLP (collectively, the “Auditor”), whose report is filed with the Commission and included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.8 Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. The pro forma financial statements and the related notes, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Securities Act Regulations, the Exchange Act and/or the Exchange Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations and present fairly in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or incorporated or deemed incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the latest financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries, or, other than in the ordinary course of business or any grants under any stock compensation plan and Common Shares issued upon exercise or conversion of options, warrants or convertible securities described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

2.9 Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date and any Option Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Common Shares of the Company or any security convertible or exercisable into Common Shares of the Company, or any contracts or commitments to issue or sell Common Shares or any such options, warrants, rights or convertible securities.

2.10 Valid Issuance of Securities, etc.

2.10.1 Outstanding Securities. Since November 30, 2015, all issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Common Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding Common Shares were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such Common Shares, exempt from such registration requirements.

2.10.2 Securities Sold Pursuant to this Agreement. The Public Securities and Underwriter’s Securities have been duly authorized for issuance and sale and, when issued and paid for in accordance with their respective terms, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities and Underwriter’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities and Underwriter’s Securities has been duly and validly taken. The Public Securities and Underwriter’s Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All corporate action required to be taken for the authorization, issuance and sale of the Pre-Funded Warrants, the Firm Warrants, the Option Warrants and Underwriter’s Warrant have been duly and validly taken; the Warrant Shares, the Registered Warrant Shares and the Common Shares issuable upon exercise of the Underwriter’s Warrant have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued in accordance with the Pre-Funded Warrant Agreement, the Warrant Agreement and the Underwriter’s Warrant Agreement, respectively, such Common Shares will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such Common Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

2.11 Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company (except with respect to securities covered by an effective registration statement).

2.12 Validity and Binding Effect of Agreements. This Agreement, the Warrant Agreement, the Pre-Funded Warrant Agreement and the Underwriter’s Warrant Agreement have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.13 No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement, the Warrant Agreement, the Pre-Funded Warrant Agreement, the Underwriter’s Warrant Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s articles of arrangement of the Company dated October 22, 2009 (as amended by articles of amendment dated September 12, 2018, and as the same may be further amended or restated from time to time, the “Charter”) or the by-laws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof including, without limitation, those promulgated by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA, except in the case of clauses (i) and (iii) above for any such breaches, conflicts, defaults or violations which would not reasonably be expected to result in a Material Adverse Change.

2.14 No Defaults; Violations. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of (i) any term or provision of its Charter or by-laws, or (ii) any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity applicable to the Company, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

2.15 Corporate Power; Licenses; Consents.

2.15.1 Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to have any such authorization, approval, order, license, certificate or permit would not have or reasonably be expected to result in a Material Adverse Change.

2.15.2 Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agent Agreement, the Pre-Funded Warrant Agreement, the Underwriter’s Warrant Agreement and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Exchange and the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except with respect to such consent, authorization, order or filing that would not reasonably be expected to have a Material Adverse Change.

2.16 D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as well as in the Lock-Up Agreement (as defined herein), provided to the Underwriter, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

2.17 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which is required to be disclosed (it being understood that the interaction between the Company and the FDA and such comparable governmental bodies relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), except for any such action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding that would not have or reasonably be expected to result in a Material Adverse Change.

2.18 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of Canada as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

2.19 Insurance. The Company carries or is entitled to the benefits of insurance, with, to the Company’s knowledge, reputable insurers, and in such amounts and covering such risks which the Company believes are reasonably adequate, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

2.20 Transactions Affecting Disclosure to FINRA.

2.20.1 Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriter’s compensation, as determined by FINRA.

2.20.2 Payments Within Twelve (12) Months. Except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriter as provided hereunder in connection with the Offering.

2.20.3 Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.20.4 FINRA Affiliation. Except as disclosed in their FINRA confirmations, to the Company’s knowledge, there is no (i) officer or director of the Company, (ii) beneficial owner of 5% or more of any class of the Company's securities or (iii) beneficial owner of the Company's unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

2.20.5 Information. To the Company’s knowledge, all information provided by the Company in its FINRA questionnaire to Underwriter Counsel specifically for use by Underwriter Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.21 Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might reasonably been expected to have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.22 Compliance with OFAC. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.23 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, Pricing Disclosure Package or Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed by the Company other than in good faith.

2.24 Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.25 Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Underwriter or to Underwriter Counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

2.26 Lock-Up Agreements. Schedule 2 hereto contains a complete and accurate list of the Company’s officers and directors (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Underwriter an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement. If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver at least two (2) business days before the effective date of the release or waiver by either (i) a press release through a major news service at least two (2) Business Days before the effective date of the release or waiver, or (ii) any other method that satisfies the obligations described in FINRA Rule 5131(d)(2).

2.27 Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not result in a Material Adverse Change. The Company’s ownership and control of each Subsidiary is as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the securities of the Subsidiaries that it owns are free and clear of any claims, liens, encumbrances or security interests except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and all of the securities have been duly authorized and validly issued by the applicable Subsidiary and are fully paid and non-assessable.

2.28 Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

2.29 Board of Directors. The board of directors of the Company (the “Board of Directors” or “Board”) is comprised of the persons set forth under the heading incorporated by reference into the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the Board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Exchange.

2.30 Sarbanes-Oxley Compliance.

2.30.1 Disclosure Controls. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has developed and currently maintains disclosure controls and procedures that comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations applicable to it, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.30.2 Compliance. The Company is, or at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

2.31 Accounting Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses, if any, in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

2.32 No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.33 No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened.

2.34 Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.34, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.34, reasonably be expected to result in a Material Adverse Change; and (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.34, reasonably be expected to result in a Material Adverse Change. In addition, to the Company’s knowledge, no employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material trade secrets developed by and belonging to the Company which have not been patented have been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons, where such violation could reasonably be expected to be a Material Adverse Change.

2.35 Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary, except (i) such taxes the Company or a Subsidiary is challenging in good faith and (ii) could not reasonably be expected to have a Material Adverse Change. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriter or as could not reasonably be expected to result in a Material Adverse Change, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

2.36 ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

2.37 Compliance with Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, the Company: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from the U.S. Food and Drug Administration or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all Authorizations and such material Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Entity is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

2.38 Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Public Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

2.39 [Reserved]

2.40 Industry Data. The statistical and market-related data included in or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.41 Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Common Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

2.42 Exchange Act Reports. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding twelve (12) months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since November 30, 2015, except where the failure to timely file could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

2.43 Electronic Road Show. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) of the Securities Act Regulations such that no filing of any “road show” (as defined in Rule 433(h) of the Securities Act Regulations) is required in connection with the Offering.

2.44 Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

2.45 Title to Real and Personal Property. The Company owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of any and all Liens except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease or sublease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company. The Company has not received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company.

2.46 Confidentiality and Non-Competitions. To the Company’s knowledge, no director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could affect his ability to be and act in his respective capacity of the Company or be expected to result in a Material Adverse Change.

2.47 Corporate Records. The minute books of the Company have been made available to the Underwriter and Underwriter’s Counsel, and such books (i) contain minutes of all material meetings and actions of the Board (including each Board committee) and stockholders of the Company, and (ii) reflect all material transactions referred to in such minutes.

2.48 No Stabilization. Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Public Securities or to result in a violation of Regulation M under the Exchange Act.

2.49 Environmental Laws. The Company and its Subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, result in a Material Adverse Change. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Change; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Change.

2.50 Regulatory Permits. The Company and its Subsidiaries have such permits, licenses, clearances, registrations, exemptions, patents, franchises, certificates of need and other approvals, consents and other authorizations (“Permits”) issued by the appropriate domestic or foreign regional, federal, state, or local regulatory agencies or bodies necessary to conduct the business of the Company, including, without limitation, any Investigational New Drug Application (an “IND”), Biologics License Application (“BLA”) and/or New Drug Application (an “NDA”), as required by the FDA, the Drug Enforcement Administration (the “DEA”), or any other Permits issued by domestic or foreign regional, federal, state, or local agencies or bodies engaged in the regulation of pharmaceuticals such as those being developed by the Company and its Subsidiaries (collectively, the “Regulatory Permits”), except for any of the foregoing that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Change; the Company is in compliance in all material respects with the requirements of the Regulatory Permits, and all of such Regulatory Permits are valid and in full force and effect; the Company has not received any notice of proceedings relating to the revocation, termination, modification or impairment of rights of any of the Regulatory Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change; the Company has not failed to submit to the FDA any IND, BLA or NDA necessary to conduct the business of the Company, any such filings that were required to be made were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by the FDA with respect to any such filings or submissions that were made.

2.51 Regulatory Filings. Neither the Company nor its Subsidiaries has failed to file with the applicable regulatory authorities (including, without limitation, the FDA, or any foreign, federal, state, provincial or local governmental or regulatory authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not have a Material Adverse Change; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Change.

2.52 Compliance with Health Care Laws. Each of the Company and its Subsidiaries is, and at all times has been, in compliance in all material respects with all applicable Health Care Laws, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal health care program. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Public Health Service Act (42 U.S.C. §§ 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including, but not limited to, 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated pursuant to such statutes; (iii) Medicare (Title XVIII of the Social Security Act); (iv) Medicaid (Title XIX of the Social Security Act); (v) the Controlled Substances Act (21 U.S.C. §§ 801 et seq.) and the regulations promulgated thereunder; and (vi) any and all other applicable health care laws and regulations. Neither the Company nor, to the knowledge of the Company, any subsidiary has received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any it or any Subsidiary is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor, to the knowledge of the Company, any Subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, its Subsidiaries nor any of its respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

2.53 Studies. The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or its subsidiaries that are described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus were and, if still pending, are being conducted in accordance in all material respects with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA). The descriptions of the results of such studies and tests that are described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the published data derived from such studies and tests, and each of the Company and its subsidiaries has no knowledge of other studies or tests the results of which are materially inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor its subsidiaries has received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests. For the avoidance of doubt, the Company makes no representation or warranty that the results of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company will be sufficient to obtain governmental approval from the FDA or any foreign, state or local governmental body exercising comparable authority.

2.54 eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included in or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

3.	Covenants of the Company. The Company covenants and agrees as follows:

3.1 Amendments to Registration Statement. The Company shall deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriter shall reasonably object in writing.
3.2 Federal Securities Laws.

3.2.1 Compliance. The Company, subject to Section 3.2.2, shall comply with the requirements of Rule 424(b) and Rule 430A of the Securities Act Regulations, and will notify the Underwriter promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall have been filed and when any post-effective amendment to the Registration Statement shall become effective; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction, or of the initiation or, to the Company’s knowledge, threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement; and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities and Underwriter’s Securities. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

3.2.2 Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of Underwriter’s Counsel or counsel for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Underwriter notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or Underwriter Counsel shall reasonably object. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company has given the Underwriter notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within forty-eight (48) hours prior to the Applicable Time. The Company shall give the Underwriter notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-allotment Option specified in Section 1.2 hereof and will furnish the Underwriter with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

3.2.3 Exchange Act Registration. So long as any of the Warrants remain outstanding, the Company shall use its commercially reasonable efforts to (A) maintain the registration of the Common Shares under the Exchange Act and (B) not deregister the Common Shares under the Exchange Act without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld. Nothing in this Section 3.2.3, however, shall prevent a sale, merger or similar transaction involving the Company.

3.2.4 Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter shall be deemed to have consented to each Issuer General Use Free Writing Prospectus hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.3 Delivery to the Underwriter of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Underwriter and Underwriter’s Counsel, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and upon request will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4 Delivery to the Underwriter of Prospectuses. The Company has delivered or made available or will deliver or make available to the Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5 Effectiveness and Events Requiring Notice to the Underwriter. The Company shall, except to the extent the Company participates in a merger or other business combination transaction, use its commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus through and including the expiration date of the Warrants (or the date all Warrants have been exercised or duly called, if earlier).The Company shall notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or, to the Company’s knowledge, the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or, to the Company’s knowledge, the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.5 that, in the reasonable judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall use its commercially reasonable effort to obtain promptly the lifting of such order.

3.6 Review of Financial Statements. For a period of five (5) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the three (3) fiscal quarters immediately preceding the announcement of any quarterly financial information, provided that such provision shall not prevent a sale, merger or similar transaction involving the Company.

3.7 Listing. The Company shall use its commercially reasonable efforts to maintain the listing of the Common Shares, the Warrant Shares and the Registered Warrant Shares on the Exchange for at least five (5) years from the date of this Agreement. Nothing in this Section 3.7, however, shall prevent a sale, merger or similar transaction involving the Company.

3.8 Financial Public Relations Firm. As of the Effective Date, the Company shall have retained a financial public relations firm reasonably acceptable to the Underwriter and the Company, which firm shall be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Underwriter for a period of not less than two (2) years after the Effective Date.

3.9 Reports to the Underwriter.

3.9.1 Periodic Reports, etc. For a period of two (2) years after the date of this Agreement, the Company shall furnish or make available to the Underwriter upon request copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Underwriter: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Report on Form 6-K prepared and filed by the Company; (iv) five (5) copies of each registration statement filed by the Company under the Securities Act; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Underwriter may from time to time reasonably request; provided the Underwriter shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Underwriter and Underwriter Counsel in connection with the Underwriter’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered or made available to the Underwriter pursuant to this Section 3.9.1.

3.9.2 Transfer Agent; Transfer Sheets. For a period of two (2) years after the date of this Agreement, the Company shall retain a transfer agent and registrar acceptable to the Underwriter (the “Transfer Agent”) and shall furnish to the Underwriter at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Underwriter may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. AST Trust Company (Canada) and American Stock Transfer & Trust Company LLC are acceptable to the Underwriter to act as Transfer Agent for the Common Shares.

3.9.3 Trading Reports. During such time as the Common Shares, the Warrant Shares and the Registered Warrant Shares are listed on the Exchange, the Company shall cooperate to make available to the Underwriter, at the Company’s expense, such reports published by the Exchange relating to price trading of the Public Securities, as the Underwriter shall reasonably request. The parties acknowledge that the Exchange makes such material available without charge on the Exchange’s Internet website.

3.10 Payment of Expenses. The Company covenants and agrees with the Underwriter that on the Closing Date the Company will pay or cause to be paid to the Underwriter (i) a management fee equal to one percent (1%) of the gross proceeds raised in the Offering, (ii) $35,000 for non-accountable expenses, (iii) up to $100,000 for invoiced fees and expenses of legal counsel and other out-of-pocket expenses, and (iv) for the services of an escrow agent and any actual out-of-pocket cost of such clearing agent settlement and financing, so long as the cost does not exceed $10,000; provided, however, that such reimbursement amount in no way shall limit the indemnification and contribution provisions of this Agreement. The Underwriter may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriter.

3.11 Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.12 Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by an independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement.

3.13 Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Underwriter) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.14   Internal Controls. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.15 Accountants. As of the date of this Agreement, the Company shall retain an independent registered public accounting firm reasonably acceptable to the Underwriter, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Underwriter acknowledges that MNP LLP is acceptable to the Underwriter.

3.16 FINRA. For a period of 90 days from the Closing Date, the Company shall advise the Underwriter (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company's securities or (iii) any beneficial owner of the Company's unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

3.17 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriter’s responsibility to the Company is solely contractual in nature and that none of the Underwriter or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

 3.18 Company Lock-Up Agreements.

3.18.1 Restriction on Sales of Capital Stock. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Underwriter, it will not, for a period of ninety (90) days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 3.18.1 shall not apply to (i) the Common Shares, Firm Warrants, Option Warrants, Pre-Funded Warrants or Underwriter’s Warrants to be sold hereunder, (ii) the issuance by the Company of Common Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, which is disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, or pursuant to the exercise of the Pre-Funded Warrants, (iii) the issuance by the Company of stock options or shares of capital stock of the Company to employees, officers and directors of the Company pursuant to any existing equity compensation plan of the Company, or (iv) shares of capital stock of the Company or securities convertible into shares of capital stock of the Company that are issued as consideration in an acquisition, merger or similar strategic transaction approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within ninety (90) days after the date of this Agreement, and provided that any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

3.18.2 Restriction on Continuous Offerings. Notwithstanding the restrictions contained in Section 3.18.1, the Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Underwriter, it will not, for a period of two (2) years after the date of this Agreement, directly or indirectly in any “at-the-market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

               3.19. Variable Rate Transactions. From the date hereof until the five-year anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Share or Common Share equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company enters into, or effects a transaction under an at-the-market offering agreement, whereby the Company may issue securities at a future determined price. Notwithstanding the foregoing, on or after the two-year anniversary of the Closing Date, the Company may enter into an at-the-market offering agreement. The Underwriter shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

3.20 Blue Sky Qualifications. The Company shall use its commercially reasonable efforts, in cooperation with the Underwriter, if necessary, to qualify the Public Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate with the consent of the Company and to maintain such qualifications in effect so long as required to complete the distribution of the Public Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.21 Reporting Requirements. The Company, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations.

3.22 Press Releases. Prior to the Closing Date and any Option Closing Date, the Company shall not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Underwriter is notified), without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law.

3.23 Sarbanes-Oxley. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

4.           Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Public Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company in all material respects of its obligations hereunder; and (iv) the following conditions:

4.1 Regulatory Matters.

4.1.1 Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement has been declared effective by the Commission under the Securities Act and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. The Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A. At the time of such filing, the Company met the requirements of Form F-1 under the Securities Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(iii) under the Securities Act with respect to the Warrant Shares and the Registered Warrant Shares and complies with said Rule.

4.1.2 FINRA Clearance. On or before the date of this Agreement, the Underwriter shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter as described in the Registration Statement.

4.1.3 Exchange Stock Market Clearance. On or before the Closing Date, (i) the Listing of Additional Shares Notification Form shall have been submitted to The Nasdaq Capital Market with respect to the Public Securities (including the Warrant Shares and the Registered Warrant Shares) and (ii) the Company shall have received conditional listing approval of the Toronto Stock Exchange with respect to the listing on such exchange of the Firm Shares, Option Shares and Registered Warrant Shares, subject to official notice of issuance and the filing of all required documentation.

4.2 Company Counsel Matters.
4.2.1 Closing Date Opinion of Counsel. On the Closing Date, the Underwriter shall have received the favorable opinion of Buchanan Ingersoll & Rooney PC, U.S. counsel to the Company and Gowling WLG (Canada) LLP, Canadian counsel to the Company, dated the Closing Date and addressed to the Underwriter, in a form reasonably acceptable to the Underwriter.

4.2.2 Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Underwriter shall have received the favorable opinions of each counsel listed in Section 4.2.1, dated the Option Closing Date, addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter, confirming as of the Option Closing Date, the statements made by such counsels in their respective opinions delivered on the Closing Date.

4.2.3 Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States, Canada and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Underwriter) of other counsel reasonably acceptable to the Underwriter, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company; provided that copies of any such statements or certificates shall be delivered to Underwriter Counsel if requested. The opinions of Buchanan Ingersoll & Rooney PC and Gowling WLG (Canada) LLP, and any opinions relied upon by Buchanan Ingersoll & Rooney PC and Gowling WLG (Canada) LLP, respectively, shall include a statement to the effect that it may be relied upon by Underwriter Counsel in its opinion delivered to the Underwriter.

4.3 Comfort Letters.

4.3.1 Cold Comfort Letter. At the time this Agreement is executed the Underwriter shall have received a cold comfort letter from the Auditor containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained or incorporated or deemed incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Underwriter and in form and substance satisfactory in all respects to you and to the Auditor, dated as of the date of this Agreement.

4.3.2 Bring-down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date or the Option Closing Date, as applicable.

4.4 Officers’ Certificates.

4.4.1 Officers’ Certificate. The Company shall have furnished to the Underwriter a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, to their knowledge, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the Applicable Time, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) to their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects and except for those representations and warranties which refer to facts existing at a specific date, which shall be true and correct as of such date) and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any Material Adverse Change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.

4.4.2 Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that each of the Charter and Bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5 No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Change from the latest dates as of which such condition is set forth in the Registration Statement and no change in the authorized capital stock or debt of the Company, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any director or officer before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding which could reasonably be expected to cause a Material Adverse Change, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; (iv) no action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity which would prevent the issuance or sale of the Public Securities or could reasonably be expected to result in a Material Adverse Change; (v) no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Public Securities or result, or potentially result in a Material Adverse Change; business or operations of the Company; and (vi) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6 No Material Misstatement or Omission. The Underwriter shall not have discovered and disclosed to the Company on or prior to the Closing Date and any Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Underwriter Counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Registration Statement, Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

4.7 Delivery of Agreements.

4.7.1 Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Underwriter executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 2 hereto.

4.7.2 Pre-Funded Warrant Agreements. On the Closing Date, the Company shall have delivered to the Underwriter executed copies of the Pre-Funded Warrant Agreements.

4.7.3 Warrant Agreements. On the Closing Date and each Option Closing Date if applicable, the Company shall have delivered to the Underwriter executed copies of the Warrant Agreements.

4.7.4 Underwriter’s Warrant Agreement. On the Closing Date and each Option Closing Date if applicable, the Company shall have delivered to the Underwriter executed copies of the Underwriter’s Warrant Agreement.

4.8 Additional Documents. At the Closing Date and at each Option Closing Date (if any) Underwriter Counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling Underwriter Counsel to deliver an opinion to the Underwriter, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities and the Underwriter’s Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and Underwriter Counsel.

5.	Indemnification.

5.1 Indemnification of the Underwriter.

5.1.1 General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or in any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriter’s Information. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Pricing Disclosure Package, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter Indemnified Party to the extent that any loss, liability, claim, damage or expense of such Underwriter Indemnified Party results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Securities Act and the Securities Act Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.3 hereof.

5.1.2 Procedure. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees and expenses of counsel (subject to the reasonable approval of such Underwriter Indemnified Party) and payment of actual expenses. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, (ii) the Company shall not have employed counsel to have charge of the defense of such action promptly after notice of commencement of the action, (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), (iv) such indemnified party or parties shall have reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to such indemnified party) between the indemnified party or parties and the indemnifying party or (v) the Company has not employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter Indemnified Party (in addition to local counsel) shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter Indemnified Party shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld.

5.2 Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriter, as incurred, but only with respect untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriter’s Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of Section 5.1.2. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Public Securities or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus.

5.3 Contribution.

5.3.1 Contribution Rights. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 or 5.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, from the Offering of the Public Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Public Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the Common Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 5.3.1 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 5.3.1 shall be deemed to include, for purposes of this Section 5.3.1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.3.1, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering of the Public Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2 Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party, which consent will not be unreasonably withheld. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

6.	Default by the Underwriter.

6.1 [Reserved]

6.2 Default Exceeding 10% of Firm Securities or Option Securities. In the event that the Underwriter shall default in its obligation to purchase the Firm Securities or the Option Securities, if the Over-allotment Option is exercised hereunder, with respect to more than 10% of the Firm Securities or Option Securities, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Securities or Option Securities to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Securities or Option Securities, you do not arrange for the purchase of such Firm Securities or Option Securities, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Securities or Option Securities on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Securities or Option Securities to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.9 and 5 hereof) or the Underwriter (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Securities, this Agreement will not terminate as to the Firm Securities.

6.3 Postponement of Closing Date. In the event that the Firm Securities or Option Securities to which the default relates are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Common Shares.

7.	Additional Covenants.

7.1 Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as members of the Board of Directors and the overall composition of the Board comply with the Sarbanes-Oxley Act, with the Exchange Act and with the listing rules of the Exchange or any other national securities exchange, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one (1) member of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange.

7.2 Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the Underwriter’s prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the forty-fifth (45th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business or as may be required to comply with applicable law or the requirements of the Exchange.

8.	Effective Date of this Agreement and Termination Thereof.

8.1 Effective Date. This Agreement shall become effective when both the Company and the Underwriter have executed the same and delivered counterparts of such signatures to the other party.

8.2 Termination. The Underwriter shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Securities or Option Securities; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Underwriter shall have become aware after the date hereof of such a Material Adverse Change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Underwriter’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriter for the sale of the Public Securities.

8.3 Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriter, pursuant to Section 6.2 above, in the event that this Agreement is terminated prior to the Closing Date for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriter accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of Underwriter Counsel) up to $50,000 and upon demand the Company shall pay the full amount thereof to the Underwriter; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

8.4 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.5 Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Securities.

9.	Miscellaneous.

9.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered, electronically sent via email or sent by facsimile transmission and confirmed and shall be deemed given when so delivered, emailed or faxed and confirmed or if mailed, two (2) days after such mailing.

If to the Underwriter:

H.C. Wainwright & Co., LLC
430 Park Avenue
New York, New York 10022
Attention: Head of Investment Banking
Fax No.: 212-214-0803

with a copy (which shall not constitute notice) to:

Sheppard Mullin Richter & Hampton LLP
30 Rockefeller Plaza, 39th Floor
New York, New York 10112
Attention: Jeffrey Fessler, Esq.
Fax No.: (917) 438-6133

 If to the Company:

Intellipharmaceutics International Inc.
30 Worcester Road
Toronto, Ontario
Canada, M9W 5X2
Attention: Dr. Amina Odidi
Fax No: (416) 798-3007

with copies (which shall not constitute notice) to:

Gowling WLG (Canada) LLP
Suite 1600, 1 First Canadian Place
100 King Street West
Toronto, Ontario, M5X 1G5,
Attention: Tina M. Woodside, Esq. (facsimile: (416) 862-7661)
Fax No: (416) 862-7661

and to

Buchanan Ingersoll & Rooney PC
640 Fifth Avenue
New York, New York 10019-6102
Attention: Richard DiStefano, Esq.
and Brian North, Esq.
Fax No: (212) 440-4401

9.2 Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of their investment banking division. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 9.2 shall relieve the Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

9.3 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.4 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.5 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof. Except as otherwise contemplated herein, it is understood and agreed by the parties hereto that all other binding terms and conditions of that certain engagement letter between the Company and the Underwriter dated August 15, 2018 (the “Engagement Letter”), shall remain valid and binding on, and enforceable against, the Company and in accordance with the terms thereof. In the event of any conflict between the terms of the Engagement Letter and the Agreement, the terms of the Agreement shall prevail.

9.6 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Underwriter.

9.7 Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Underwriter agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.8 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.9 Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

INTELLIPHARMACEUTICS INTERNATIONAL INC.

By:
Name:
Title:

Confirmed as of the date first written above:

H.C. WAINWRIGHT & CO., LLC

By:
Name:
Title:

[Signature Page]

SCHEDULE 1-A

PRICING INFORMATION

Number of Firm Shares:

Number of Pre-Funded Warrants:

Number of Firm Warrants:

Number of Option Shares:

Number of Option Warrants:

Warrant Exercise Price: $

Public Offering Price per Firm Share: $

Public Offering Price per Pre-Funded Warrant: $

Public Offering Price per Firm Warrant:

Underwriting Discount per Firm Share: $

Underwriting Discount per Pre-Funded Warrant: $

Underwriting Discount per Firm Warrant:

Proceeds to Company per Firm Share (before expenses): $

Proceeds to Company per Pre-Funded Warrant (before expenses): $

Proceeds to Company per Firm Warrant (before expenses): $

SCHEDULE 1-B

Issuer Free Writing Prospectus

[ ]

SCHEDULE 2

List of Lock-Up Parties

[ ]

EXHIBIT A

Form of Lock-Up Agreement

October ●, 2018
H.C. Wainwright & Co., LLC
430 Park Avenue, 3rd Floor
New York, New York 10022

Re:
Intellipharmaceutics International Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain common shares of the Company (“Common Shares”) or securities convertible into or exchangeable or exercisable for Common Shares. The Company proposes to carry out a public offering of securities (the “Offering”) for which H.C. Wainwright & Co., LLC (the “Underwriter”) will act as the underwriter pursuant to the underwriting agreement to be entered into between the Underwriter and the Company with respect to the Offering (the “Underwriting Agreement”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that the Underwriter is relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into the Underwriting Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, and will not publicly disclose an intention to (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), grant any option, right or warrant to purchase, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), lend or otherwise dispose of any Common Shares, options, rights or warrants to acquire Common Shares, or securities exchangeable or exercisable for or convertible into Common Shares currently owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), including, without limitation, entering into any swap or other arrangement that transfers, in whole or in part, the economic consequences of the ownership of Common Shares or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date ninety (90) days after the date of the final prospectus relating to the Offering (the “Restriction Period”), except for (A) transactions related to Common Shares or other securities acquired in the Offering or in the open market after the completion of the Offering, (B) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company), (C) transfers to any trust for the direct or indirect benefit of the undersigned or a member of the immediate family (as defined below) of the undersigned, or (D) transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary, or a member of the immediate family of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (B), (C) or (D), (1) each donee or distributee shall execute and deliver to the Underwriter a lock-up letter in the form of this paragraph and (2) any such transfer shall not involve a disposition for value; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), (C) or (D), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restriction Period). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

If the undersigned is an officer or director of the Company: (A) notwithstanding any provision of this agreement to the contrary, the share transfer restrictions set forth above shall apply to any and all issuer-directed shares received by the undersigned in the Offering; and (B) if the Underwriter determines in its sole discretion to consent to a requested release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, (i) as required by the Financial Industry Regulatory Authority, Inc., the Underwriter intends to notify the Company of the impending release or waiver at least three (3) business days before the effective date of such release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Underwriter hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Common Shares held by the undersigned except in compliance with the foregoing restrictions, and any duly appointed transfer agent and registrar for the registration or transfer of Common Shares described herein are hereby authorized to decline to make any transfer of such Common Shares if such transfer would constitute a violation or breach of this agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned understands that, (1) if the Underwriting Agreement has not been executed on or before [ ], 2018 (provided that the Company may by written notice to the undersigned prior to [ ], 2018 extend such date for a period of up to an additional [ ] months), (2) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder or (3) after [ ], 2018, if the Company advises in writing to the Underwriter that it has determined not to proceed with the Offering prior to the execution of the Underwriting Agreement, the undersigned shall be released from all obligations under this agreement.

As used herein, “immediate family” shall mean the spouse, domestic partner, lineal descendant, father, mother, brother, sister, or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin.

The undersigned hereby agrees that, to the extent that the terms of this agreement conflict with or are in any way inconsistent with any registration rights agreement, any market standoff agreement or any other lock-up agreement related to the Common Shares to which the undersigned and the Company may be party, this agreement supersedes such registration rights agreement, market standoff agreement or other lock-up agreement.

[Signature page follows]

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

____________________________________
Name of Securityholder/Director/Officer
(Print exact name)

By:_________________________________
      Signature

If not signing in an individual capacity:

____________________________________
Name of Authorized Signatory (Print)

____________________________________
Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)